Schedule A

to the Investment Advisory Agreement

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

as of May 7, 2010

Funds	Fee %
WisdomTree Total Dividend Fund	0.28%
WisdomTree Equity Income Fund	0.38%
WisdomTree LargeCap Dividend Fund	0.28%
WisdomTree Dividend ex-Financials	0.38%
WisdomTree MidCap Dividend Fund	0.38%
WisdomTree SmallCap Dividend Fund	0.38%
WisdomTree Total Earnings Fund	0.28%
WisdomTree Earnings 500 Fund	0.28%
WisdomTree MidCap Earnings Fund	0.38%
WisdomTree SmallCap Earnings Fund	0.38%
WisdomTree Earnings Top 100 Fund	0.38%
WisdomTree LargeCap Value Fund	0.38%
WisdomTree LargeCap Growth Fund

WisdomTree DEFA Fund	0.48%
WisdomTree DEFA Equity Income Fund	0.58%
WisdomTree Europe Total Dividend Fund	0.48%
WisdomTree Global Equity Income Fund	0.58%
WisdomTree Europe SmallCap Dividend Fund	0.58%
WisdomTree Japan Total Dividend Fund	0.48%
WisdomTree World ex-U.S. Growth Fund	0.58%
WisdomTree Japan SmallCap Dividend Fund	0.58%
WisdomTree Pacific ex-Japan Total Dividend Fund	0.48%
WisdomTree Pacific ex-Japan Equity Income Fund	0.58%
WisdomTree International LargeCap Dividend Fund	0.48%
WisdomTree International Dividend ex-Financials Fund	0.58%
WisdomTree International MidCap Dividend Fund	0.58%
WisdomTree International SmallCap Dividend Fund	0.58%
WisdomTree Emerging Markets Equity Income Fund	0.63%
WisdomTree Emerging Markets SmallCap Dividend Fund	0.63%

WisdomTree International Basic Materials Sector Fund	0.58%
WisdomTree International Communications Sector Fund	0.58%
WisdomTree International Consumer Discretionary Sector Fund	0.58%
WisdomTree International Consumer Staples Sector Fund	0.58%
WisdomTree International Energy Sector Fund	0.58%
WisdomTree International Financial Sector Fund	0.58%
WisdomTree International Health Care Sector Fund	0.58%
WisdomTree International Industrial Sector Fund	0.58%
WisdomTree International Technology Sector Fund	0.58%
WisdomTree International Utilities Sector Fund	0.58%
WisdomTree International Real Estate Fund	0.58%

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Schedule A

to the Investment Advisory Agreement

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

as of May 7, 2010

Funds	Fee %
WisdomTree U.S. Short-Term Government Income Fund	0.25%
WisdomTree Dreyfus Brazilian Real Fund	0.45%
WisdomTree Dreyfus Chinese Yuan Fund	0.45%
WisdomTree Dreyfus Emerging Currency Fund	0.55%
WisdomTree Dreyfus Euro Fund	0.35%
WisdomTree Dreyfus Indian Rupee Fund	0.45%
WisdomTree Dreyfus Japanese Yen Fund	0.35%
WisdomTree Dreyfus New Zealand Dollar Fund	0.45%
WisdomTree Dreyfus South African Rand Fund	0.45%
WisdomTree Emerging Market Local Debt Fund	0.60%

WISDOMTREE TRUST	WISDOMTREE ASSET MANAGEMENT, INC.

/s/ Jonathan Steinberg	/s/ Amit Muni
Jonathan Steinberg	Amit Muni
President	Chief Financial Officer

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